Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Carver Bancorp, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259551) and Form S-8 (No. 333-250199) of Carver Bancorp, Inc. of our report dated June 29, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
New York, New York

June 29, 2023